UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2020

XYLEM INC.
(Exact name of registrant as specified in its charter)

Indiana	001-35229	45-2080495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 International Drive		10573
Rye Brook,	New York
(Address of principal executive offices)		(Zip Code)
(914) 323-5700
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange of which registered
Common Stock, par value $0.01 per share	XYL	New York Stock Exchange
2.250% Senior Notes due 2023	XYL23	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.¨

Item 5.07	Submission of Matters to a Vote of Security Holders.
On May 13, 2020, Xylem Inc. (the "Company") held its 2020 Annual Meeting of Shareholders (the “Annual Meeting”). There were 155,678,414 shares of the Company’s common stock represented at the Annual Meeting in person or by proxy, constituting 86.52% of the Company’s outstanding common stock on March 16, 2020, the record date. The final voting results for each item voted on at the Annual Meeting are set forth below:

1.	Proposal One: Election of Ten Directors. The following nominees were elected to serve as directors of the Company for a one-year term:

NOMINEE	FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
Jeanne Beliveau-Dunn	142,253,858	1,766,086	135,050	11,523,420
Patrick K. Decker	142,435,192	1,144,057	575,745	11,523,420
Robert F. Friel	131,330,767	12,657,052	167,175	11,523,420
Jorge M. Gomez	135,429,154	8,559,011	166,829	11,523,420
Victoria D. Harker	131,641,621	11,143,483	1,369,890	11,523,420
Sten E. Jakobsson	135,394,138	8,596,535	164,321	11,523,420
Steven R. Loranger	140,607,916	3,385,463	161,615	11,523,420
Surya N. Mohapatra, Ph.D.	142,315,055	1,683,912	156,027	11,523,420
Jerome A. Peribere	141,802,219	2,195,186	157,589	11,523,420
Markos I. Tambakeras	135,507,133	8,471,660	176,201	11,523,420

2.
Proposal Two: Ratification of Appointment of the Independent Registered Public Accounting Firm. Shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2020:

FOR	AGAINST	ABSTENTIONS
153,534,581	1,607,892	535,941

3.
Proposal Three: Advisory Vote on Named Executive Compensation. Shareholders approved a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers as described in the Company’s 2020 proxy statement.

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
130,649,951	12,456,292	1,048,751	11,523,420

4.
Proposal Four: Shareholder Proposal - Special Shareholder Meeting Improvement.  The shareholder proposal did not obtain approval because it did not receive the affirmative vote of a majority of the outstanding shares entitled to vote on the proposal:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
59,746,596	84,071,388	337,010	11,523,420

Item 8.01	Other Events

In light of the uncertainty created by the coronavirus pandemic, on May 12, 2020 the Leadership Development and Compensation Committee (“Committee”) of the Board of Directors (“Board”) approved a temporary 20 percent reduction in the base salary of the Company’s Chief Executive Officer (“CEO”) and all direct reports to the CEO. This temporary reduction will be effective June 1, 2020 through December 31, 2020, with the full base salaries automatically reinstated effective January 1, 2021.

Further, on May 14, 2020 the Board, upon recommendation of the Committee, approved a temporary 20 percent reduction of the annual cash retainer fees payable to non-employee directors, including the additional cash retainer fee for service as Board Chair or chair of a committee, as applicable. This temporary reduction will apply to cash retainer fees payable for service during the period June 1, 2020 through December 31, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XYLEM INC.
Date: May 19, 2020	By:	/s/ Claudia S. Toussaint
Claudia S. Toussaint
SVP, General Counsel, Chief Sustainability Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

104.0	The cover page from Xylem Inc.'s Form 8-K, formatted in Inline XBRL (included as Exhibit 101).